Exhibit 99.1

Nakamoto Strengthens Capital Structure Through Debt Reduction, Refinancing, and Share Repurchase Authorization

Reduced Outstanding Debt by $45 Million Paydown

Extended Approximately 105 Million USDT of Principal to June 2027, Ability to Reduce Interest Rate, and Enhanced Collateral Flexibility

Announcement of Board Authorization of Share Repurchase Program of up to $25 Million

NASHVILLE, Tenn. – June 11, 2026: Nakamoto Inc. (Nasdaq: NAKA) (“Nakamoto” or the “Company”), a Bitcoin operating company, announced a series of strategic capital structure and treasury management initiatives designed to strengthen its balance sheet, enhance financial flexibility, and create long-term shareholder value.

Key highlights include:

●	Reduced outstanding debt by approximately $45 million through the monetization of a portion of its Bitcoin holdings and Bitcoin-related derivative positions. The repayment was funded through the sale of approximately 600 Bitcoin and Bitcoin-related derivative positions, generating approximately $48 million net proceeds.
●	Entered into new loan term sheet that extended approximately 105 million USDT principal to June 30, 2027.
●	Ability to reduce the loan interest rate to 7.75% per annum and enhanced collateral flexibility using collateral in the Company’s Bitwise trading wallet.
●	Expected to decrease annual financing costs by approximately $4 million.
●	Authorized a share repurchase program of up to $25 million, reflecting the Board’s confidence in the Company’s intrinsic value and long-term growth prospects.
●	Maintained a Bitcoin treasury position of approximately 4,467 Bitcoin following the debt reduction and refinancing transactions.
●	Regained Nasdaq compliance.

“The recent volatility in Bitcoin markets reinforces the importance of maintaining a disciplined balance sheet. Through this refinancing, we have reduced overall debt, extended the majority of our maturity profile into 2027, and improved the overall flexibility of our debt,” said Tyler Evans, Chief Investment Officer and Director of Nakamoto. “These actions also strengthen our capital structure and are expected to lower financing costs, providing additional optionality as we continue executing our long-term Bitcoin treasury strategy. We are grateful to Kraken for being a thoughtful and supportive financing partner throughout this process.”

Debt Paydown & New Loan Term Sheet

Nakamoto has reduced its outstanding debt by $45 million through the repayment of a portion of its loan with Payward Interactive, Inc., doing business as Kraken (“Kraken”).

The repayment was funded through the sale of approximately 600 Bitcoin and Bitcoin-related derivative positions, generating approximately $48 million net proceeds.

Following the repayment, the Company entered into a new loan term sheet, under its Master Loan Agreement with Kraken, which governs the remaining outstanding balance of 165 million USDT. Under the new loan’s terms, 60 million USDT will mature on December 4, 2026, while the remaining 105 million USDT of principal has been extended to June 30, 2027. The new loan also bears an interest rate from 8.0% to 7.75% per annum, subject to the Company maintaining a specified baseline collateral level of 2,000 Bitcoin within its separately managed account managed by Bitwise Asset Management.

The debt reduction and refinancing significantly improve Nakamoto’s capital structure by lowering leverage, extending debt maturities, and reducing financing costs. Collectively, the Company believes these actions are expected to reduce annual interest expense by approximately $4 million, on an annualized basis, while enhancing liquidity and financial flexibility. Following these transactions, the Company maintains approximately 4,467 Bitcoin on its balance sheet.

2026 Repurchase Program

In connection with the Company’s ongoing efforts to enhance shareholder value and execute a disciplined capital allocation strategy, Nakamoto’s Board of Directors has authorized a share repurchase program of up to $25 million of the Company’s outstanding common stock (the “2026 Repurchase Program”).

The authorization provides the Company with flexibility to repurchase shares from time to time through a variety of methods, including open market purchases, privately negotiated transactions, block trades, and other lawful means. Repurchases may also be made pursuant to Rule 10b5-1 trading plans and in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

The timing, price, and amount of any repurchases will depend on a variety of factors, including market conditions, trading prices, available liquidity, capital requirements, and other strategic considerations. The 2026 Repurchase Program is authorized through December 31, 2026, and does not obligate the Company to acquire any specific number of shares, and the program may be suspended, modified, or discontinued at any time at the discretion of the Board.

The Board believes the repurchase authorization provides an attractive mechanism to return capital to shareholders while maintaining flexibility to pursue the Company’s long-term growth objectives and Bitcoin treasury strategy.

Additional details regarding the debt repayment and new loan term sheet will be available in the Current Report on Form 8-K that Nakamoto files with the Securities and Exchange Commission in connection with this announcement.

Nasdaq Compliance Update

On June 9, 2026, the Company received a letter from Nasdaq Listing Qualifications confirming that the Company regained compliance with the Nasdaq Listing Rule requiring a minimum $1 bid price and closing the matter.

About Nakamoto Inc.

Nakamoto Inc. (Nasdaq: NAKA) is a Bitcoin operating company that owns and operates a global portfolio of Bitcoin-native enterprises spanning media & information services, asset management & financial services, and consulting & advisory services. Nakamoto is the parent company of BTC Inc, the world’s leading Bitcoin media enterprise behind Bitcoin Magazine, The Bitcoin Conference, and Bitcoin for Corporations, and of UTXO Management, a Bitcoin-native asset manager focused on public and private market investments across the Bitcoin ecosystem. For more information, visit nakamoto.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Nakamoto expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “see,” “aim,” “target,” or the negative of such terms or other variations thereof. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: the anticipated benefits of the new loan with Kraken, including reduced financing costs and extended maturities; the Company’s ability to satisfy the collateral maintenance, repayment and other obligations under the Master Loan Agreement, as amended, and the new loan term sheet; the Company’s plans for the management, deployment or sale of its Bitcoin holdings, including its Bitcoin derivatives program; the timing, manner, amount and effects of repurchases under the 2026 Repurchase Program, including repurchases effected pursuant to trading plans; the Company’s continued compliance with Nasdaq listing requirements; and the Company’s capital allocation plans, financial outlook, strategic initiatives and anticipated operational performance. These forward-looking statements are inherently uncertain and involve numerous assumptions and risks. Factors that could cause actual results to differ materially from those projected include, but are not limited to: (i) the volatility of Bitcoin prices and its impact on the Company’s financial results and on the value of the Bitcoin collateral securing the Company’s indebtedness, including the risk that declines in Bitcoin prices could require the Company to repay outstanding loan amounts or pledge additional Bitcoin, or result in an event of default and the liquidation of the Bitcoin collateral at unfavorable prices; (ii) risks related to the Company’s existing indebtedness, including collateral maintenance requirements, covenant compliance, counterparty and custodial risk, and risks associated with stablecoin-denominated obligations; (iii) the risk that the Company repurchases fewer shares than anticipated, or no shares, under the 2026 Repurchase Program, which does not obligate the Company to repurchase any shares and may be modified, suspended or terminated at any time, and the effects of securities law limitations on the timing and volume of repurchases; (iv) the risk that the Company is unable to maintain compliance with Nasdaq’s continued listing requirements; (v) regulatory developments affecting digital assets and the Company’s business operations; and (vi)other important factors detailed in Nakamoto’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that are filed, or will be filed, with the SEC and that are or will be available on Nakamoto’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov.

All forward-looking statements are based on assumptions that Nakamoto believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Nakamoto does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of Nakamoto or any other party, nor does it constitute a solicitation of any proxy or vote. Past performance is not indicative of future results.

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Steven Lubka

VP of Investor Relations

(615) 701-8889

Investors@nakamoto.com